Exhibit 10.26

LICENSE AGREEMENT BETWEEN CENTRAL IOWA HEALTH SYSTEM

AND NEWLINK GENETICS CORPORATION

THIS LICENSE AGREEMENT (the “Agreement”), by and between CENTRAL IOWA HEALTH SYSTEM, a not-for-profit corporation, organized and existing under the laws of the state of Iowa (“CIHS”), and NEWLINK GENETICS CORPORATION, a Delaware corporation, having a principal place of business at 2901 S. Loop Drive, Ames, Iowa, 50010 (“NEWLINK”) is effective as of the 2nd day of August, 2001(the “Effective Date”).  CIHS and NEWLINK are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, CIHS owns one hundred percent (100%) interest in the Human Gene Therapy Research Institute located in Des Moines, Iowa (“HGTRI”);

WHEREAS, CIHS owns the Inventions, Licensed Patents and Licensed Technology (as hereinafter defined); and

WHEREAS, CIHS has the right to grant, and NEWLINK desires to acquire, licenses to make use and sell certain products utilizing the Licensed Patents and Licensed Technology, and to grant sublicenses upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

1.                                      DEFINITIONS

1.0          “Active Component” shall mean an ingredient in a Combination Product, which is biologically active and can be used for either therapeutic or preventative purposes, but does not include diluents, vehicles, adjuvants, or any other ingredients which does not have any, or which has only incidental, therapeutic or preventative properties when present alone.

1.1          “Affiliate” shall mean an entity which controls, is controlled by, or is under common control with, a party.  For this purpose, “control” means the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through ownership directly or indirectly of fifty percent (50%) or more of the stock entitled to vote, or where control of fifty percent (50%) or more of such rights is not permitted in the country where such entity exists, the maximum permitted in such country.

1.2          “Commercially Reasonable Efforts” shall mean the application of efforts and resources consistent with industry standards for a product of similar market and profit potential.  Commercially Reasonable Efforts requires that a Party promptly assign responsibility for such matter to specific employee(s) who are held accountable for the progress of such project.

1.3          “Control” shall mean the ability to grant a license, sublicense, or access as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.4          “Invention” shall mean any invention covered by one or more Valid Claims within the Licensed Patents.

1.5          “Field of Use” shall mean the diagnosis, prevention, treatment and mitigation of diseases and conditions in humans, animals, and plants.

1.6          “Licensed Patents” shall mean (a) the patents and patent applications listed in Exhibit A, and (b) all provisionals, divisionals, substitutions, and continuations of the patents and patent applications in Section 1.6(a), as well as any claim in a continuation-in-part patent or application that would be entitled to claim priority to the filing date of one or more of the patents or patent applications in Section 1.6(a), and (c) the patent applications from which the patents listed on Exhibit A issued, excluding those claims within such patent applications that do not cover the inventions claimed in the patents and patent applications listed in Exhibit A, and (d) all reissues, re-examinations, and extensions of any of the preceding patents or of patents issuing on the preceding patent applications, and all foreign counterparts thereof.

1.7          “Licensed Product(s)” shall mean any product useful in the Field of Use, (a) the manufacture, use or sale of which is covered in whole or in part by one or more Valid Claims within the Licensed Patents or (b) that incorporates any Licensed Technology.

1.8          “Licensed Technology” shall mean all proprietary information, know-how, biological, chemical or physical materials, procedures, methods, prototypes, designs, technical data, reports, and pre-clinical data owned or Controlled by HGTRI before and as of the Effective Date that are necessary for NEWLINK to exercise and practice all Valid Claims of the Licensed Patents pursuant to this Agreement, as designated by mutual agreement of the Parties and listed or attached in written format in Exhibit B, after the earlier of (a) NEWLINK’s completion of its review of the records and documents at HGTRI relating to such Licensed Technology or (b) six (6) months after the Effective Date.  It is understood that NEWLINK’s review of such records and documents at HGTRI shall be during such times and subject to such restrictions (including, but not limited to, confidentiality obligations) as the Parties mutually agree.  “Licensed Technology” does not include Licensed Patents.

1.9          “Net Sales” shall mean the total amount (in United States dollars) invoiced for sales of the Licensed Product, by NEWLINK, its Affiliates, or Sublicensees to unrelated Third Parties in bona fide arm’s length transactions, less the following deductions, in each case related specifically to the Licensed Product in question and actually allowed and taken and not otherwise recovered by or reimbursed to NEWLINK, its Affiliates, or Sublicensees: (a) trade, cash and quantity discounts; (b) taxes on sales (such as sales or use taxes) to the extent added to the sales price and set forth separately as such in the total amount invoiced; (c) freight, insurance and other transportation charges to the extent added to the sales price and set forth separately as such in the total amount invoiced; and (d) amounts repaid or credited by reason of rejections, defects or returns or because of the retroactive price reductions, chargebacks, or rebates under any government programs.

1.10        “Phase I”, “Phase II” and “Phase III” shall mean Phase I, Phase II and

Phase III clinical trials, respectively, in each case as prescribed by the U.S. Food and Drug Administration or a corresponding foreign entity.

1.11        “Regulatory Approval” shall mean (a) in the United States, approval by the FDA of an NDA or equivalent application (such as a BLA or PMA) and satisfaction of any related applicable FDA registration and notification requirements (if any); and (b) in any country other than the United States, approval by regulatory authorities having jurisdiction over such country of a single application or set of applications comparable to an NDA and satisfaction of any related applicable regulatory and notification requirements, if any, together with any other approval necessary to make and sell Products commercially in such country.

1.12        “Sublicensee” shall mean any Third Party (a) to whom NEWLINK or its Affiliates has granted a license or sublicense under the Licensed Patents to develop, make, have made, import, use, sell, offer for sale, or otherwise exploit a Licensed Product in the Field of Use within the Territory; or (b) to whom NEWLINK or its Affiliates has granted a right to distribute a Licensed Product in the Field of Use in the Territory pursuant to an agreement between NEWLINK and such Third Party; provided that such Third Party has the responsibility for marketing and/or promoting the Licensed Products within the territory in which such distribution rights are granted.  For the avoidance of doubt, wholesalers and retailers who do not take such marketing and/or promotion responsibility shall not be Sublicensees.

1.13        “Term” shall have the meaning set forth in Section 8.0.

1.14        “Territory” shall mean worldwide.

1.15        “Third Party(ies)” shall mean any entity other than CIHS, HGTRI or NEWLINK.

1.16        “Valid Claim” shall mean either (a) a claim of an issued and unexpired patent included within the Licensed Patents which has not been held invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal; or (b) a claim of a pending patent application included within the Licensed Patents, which claim has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.  Notwithstanding the foregoing, if a claim of a pending patent application has not issued as a claim of an issued patent within seven (7) years from the date from which such claim takes priority, such pending claim shall not be a Valid Claim for purposes of the Agreement, unless and until the patent is issued including such claim.

2.                                      GRANT

2.0          License Grant.  Subject to the reservation of rights set forth in Section 2.1 below, CIHS hereby grants to NEWLINK, upon the terms and conditions herein specified, an exclusive royalty-bearing license, including the right to grant sublicenses, under the Licensed Patents and Licensed Technology to develop, make, have made, use, sell, offer for sale, and import Licensed Products in the Territory and in the Field of Use only.

2.1          Reservation of Rights.  The grant in Section 2.0 shall be subject to and non-exclusive with respect to:

(a)           The right of CIHS to practice the inventions claimed in the Licensed Patents and to use the Licensed Technology for its own non-commercial bona fide research.

(b)           The right of CIHS to license nonexclusively other academic or research institutions to practice the inventions claimed in the Licensed Patents and to use the Licensed Technology for non-commercial research purposes.

(c)           The right of CIHS to publish any information included in the Licensed Technology and Licensed Patents provided that NEWLINK shall have the right to review such information prior to publication.  CIHS shall provide NEWLINK with a copy of the proposed publication at least thirty (30) days prior to submission of such proposed publication to the publisher.  NEWLINK will provide comments, if any, within thirty (30) days of receipt of such proposed publication.  If NEWLINK determines that such proposed publication contains Confidential Information of NEWLINK, then NEWLINK may notify CIHS in writing, prior to the expiration of the thirty (30) day period, specifying the information that NEWLINK considers its Confidential Information, and may request that such Confidential Information be deleted from the proposed publication.  If NEWLINK determines that the proposed publication contains subject matter for which intellectual property protection should be sought, then NEWLINK may so notify CIHS in writing prior to the expiration of the thirty (30) day period and CIHS shall then delay publication of such information for up to a maximum of sixty (60) days from receipt of such notice solely to enable NEWLINK to file Patent Applications or seek other forms of intellectual property protection as deemed necessary by NEWLINK.

2.2          Government Rights.  This Agreement is subject to all terms and conditions of Title 35 United States Code Sections 200 through 204, including, without limitation, an obligation that Licensed Products sold or produced in the United States be “manufactured substantially in the United States,” and NEWLINK agrees to take all reasonable action necessary on its part as licensee to enable CIHS to satisfy its obligation thereunder, relating to the Licensed Technology and the inventions claimed in the Licensed Patents.

2.3          Due Diligence.

(a)           NEWLINK agrees to [*], (2) obtain, at a minimum, the[*] for NEWLINK (or its Affiliates, and its Sublicensees) to [*] in [*] in which [*] are projected to provide [*] NEWLINK, its Affiliates and Sublicensees, and (3) following receipt of the [*] in [*] during the Term of this Agreement.  As used herein, “[*]” shall include but is not limited to, [*].

(i)      As part of its Commercially Reasonable Efforts, NEWLINK shall deliver to CIHS, within ninety (90) days of the Effective Date, a [*] the [*] to [*] the [*] and [*] of [*] and [*] and [*] for the [*] of [*] of the [*].  Every half year thereafter, on or before January 1 and June 1 of each calendar year, NEWLINK shall provide CIHS with an [*] showing the [*] commencing upon such half yearly date.

(ii)    Within thirty (30) days after January 1 of each year, NEWLINK shall make a written annual progress report (“Progress Report”) to CIHS covering the preceding calendar year ending December 31 and detailing the progress of NEWLINK toward commercial use of the Licensed Products.  Such report shall include, at a minimum, information sufficient to enable CIHS to satisfy reporting requirements of the U.S. Government and for CIHS to ascertain progress by NEWLINK toward meeting the diligence requirements of this Section 2.3.

(iii)   The sole purpose of the [*] and Progress Reports shall be for informational purposes and to enable the Parties to discuss in good faith NEWLINK’s compliance with its obligation to use Commercially Reasonable Efforts as set forth in this Section 2.3.  The reporting obligations of NEWLINK under Sections 2.3(a)(i) and 2.3(a)(ii) shall expire upon the commencement of NEWLINK’s reporting obligations under Section 2.3(b).

(b)           Commencing ninety (90) days after commercial launch of a Licensed Product in a country and within sixty (60) days after December 31 of each calendar year thereafter, NEWLINK shall provide written annual reports to CIHS which shall include but not be limited to: reports of progress on research and development, Regulatory Approvals received for Licensed Products, manufacturing, sublicensing, marketing and sales activities by NEWLINK, its Affiliates or Sublicensees during the preceding twelve (12) months, as well as, plans of such activities for the coming year.  NEWLINK shall also deliver to CIHS a copy of its annual report to stockholders, promptly following the availability of such report.

(c)           Without limiting the foregoing, NEWLINK shall have the specific obligation to achieve the following diligence milestones:

(i)      Within [*] after the Effective Date, either (a) NEWLINK will have expended [*] for research and development related to the Inventions; or (b) NEWLINK will have raised [*] in equity capital;

(ii)    Within [*] after the Effective Date, either (a) NEWLINK or its Sublicensee will have developed a Licensed Product through [*] or (b) NEWLINK will have expended [*] for research and development related to the Inventions; or (c) NEWLINK will have raised an aggregate of [*] in equity capital, including the equity capital amount set forth in subsection (i) above;

(iii)   Within [*] years after the Effective Date, either (a) NEWLINK or its Sublicensee will have commenced [*] on a Licensed Product; or (b) NEWLINK will have expended [*] for research and development related to the Invention; or (c) NEWLINK will have raised an aggregate of [*] in equity capital, including the equity capital amounts of subsections (i) and (ii) above;

(d)           In addition, NEWLINK shall use Commercially Reasonable Efforts to negotiate appropriate sponsored research programs with researchers at CIHS in connection with the development of Licensed Products or other product opportunities in the Field of Use, as funds become available to NEWLINK for basic research.  Funds provided by NEWLINK for such sponsored research programs may be used to satisfy the diligence milestones set forth in Section 2.3(c).

(e)           NEWLINK shall use Commercially Reasonable Efforts to grant sublicenses for the development and commercialization of Licensed Products within the Field of Use that are not otherwise being diligently developed or commercialized by NEWLINK, its Affiliates or Sublicensees; provided however, that in no event shall NEWLINK be obligated to grant to any Third Party a sublicense if such Third Party is a [*] or [*], or if the grant of such sublicense would reasonably have an adverse effect on NEWLINK’s, its Affiliate’s or

Sublicensee’s development or commercialization of Licensed Products in the field of [*].  CIHS recognizes that NEWLINK will initially focus its development efforts on a few products of strategic importance, and agrees that NEWLINK’s Commercially Reasonable Efforts hereunder will be evaluated in view of NEWLINK’s available resources and financing stage.

2.4          Failure to Meet Due Diligence Requirements.

(a)           In the event that NEWLINK fails to meet the diligence milestones of Section 2.3(c)(i), the Parties shall in good faith review for a period of thirty (30) days whether NEWLINK has materially satisfied its diligence obligations under this Agreement.  If CIHS, in good faith, reasonably concludes that NEWLINK has failed in this respect, it shall so notify NEWLINK in writing and NEWLINK shall then have six (6) months to cure such failure.  In the event that NEWLINK fails to meet the diligence milestones of Sections 2.3(c)(ii) or 2.3(c)(iii), the Parties shall in good faith review for a period of thirty (30) days whether NEWLINK has materially satisfied such diligence obligation under this Agreement.  If CIHS, in good faith, concludes that NEWLINK has failed in this respect, it shall so notify NEWLINK in writing and NEWLINK shall then have three (3) months to cure such failure.  In each case, if NEWLINK fails to cure its failure to meet the appropriate milestone within the applicable cure period, CIHS shall have the right, at its option, to either terminate, or convert to non-exclusive, the license granted under Section 2.0 of this Agreement.

(b)           In addition to Section 2.4(a), if CIHS determines in its reasonable good faith judgement that NEWLINK has failed to (i) use Commercially Reasonable Efforts to develop or commercialize the Licensed Products in a particular field within the Field of Use, and/or (ii) use

Commercially Reasonable Efforts to grant sublicenses for the development and commercialization of Licensed Products within the Field of Use that are not otherwise being diligently developed or commercialized by NEWLINK, its Affiliates or Sublicensees, pursuant to Section 2.3(e), then CIHS shall so notify NEWLINK in writing, and following such notice, the Parties shall in good faith review for a period of thirty (30) days whether NEWLINK has materially satisfied such diligence obligations.  If CIHS, in good faith, reasonably concludes that NEWLINK has failed in this respect, it shall so notify NEWLINK in writing and NEWLINK shall then have six (6) months to cure such failure.  If NEWLINK fails to cure such failure within the applicable cure period, CIHS shall have the right, at its option, to either terminate, or convert to non-exclusive, the license granted under Section 2.0 of this Agreement with respect to such particular field.

2.5          Sublicenses.

(a)           General.  The license granted to NEWLINK under Section 2.0 of this Agreement shall include the right to grant sublicenses.  Any sublicenses granted by NEWLINK under this Agreement shall be subordinate to the terms and conditions of this Agreement.  NEWLINK shall promptly notify CIHS of the identity and address of each Sublicensee with whom it concludes a sublicense agreement and agrees to provide to CIHS a redacted copy of each such sublicense agreement sufficient in scope to ensure compliance with the terms of this Agreement.

(b)           Assignment of Sublicenses.  Upon request by a Sublicensee, and at CIHS’s discretion, a sublicense granted by NEWLINK under the Licensed Patents and Licensed Technology shall remain in effect and be assigned to CIHS in the event this Agreement terminates, but only to the extent such sublicense is consistent with the terms of this Agreement and is not in breach thereof.

3.                                      ROYALTIES AND MILESTONES

3.0          License Issue Fee.  In partial consideration of the licenses granted under Section 2.0, NEWLINK shall enter into a stock purchase agreement with the Stoddard Cancer Research Institute (a d.b.a. of CIHS) in the form attached hereto as Exhibit C (the “Stock Purchase Agreement”) concurrently with the execution of this Agreement, which Stock Purchase Agreement shall be consistent with the terms set forth in subsections (a) and (b), as follows:

(a)           NEWLINK shall issue, [*] to the Stoddard Cancer Research Institute, [*] shares of NEWLINK’s common stock (the “Shares”); and

(b)           In addition, the Stock Purchase Agreement shall provide that CIHS shall have the following rights with respect to such Shares:

(i)      The right to [*];

(ii)    [*];

(iii)   The right to [*] [*] in [*], to [*]; and

(iv)    [*] no later than [*] following an [*].

3.1          Patent Fees and Expenses.  Additionally, NEWLINK shall reimburse CIHS for any out-of-pocket patent fees and expenses incurred by CIHS for filing, prosecuting and maintaining the Licensed Patents [*], subject to the following: (a) if NEWLINK fails or elects not to pay any such patent fees or expenses with respect to a patent or patent application within thirty (30) days after an invoice therefor from CIHS, NEWLINK’s rights and licenses granted to NEWLINK hereunder with respect to such patent or patent application shall immediately terminate and such patent application or patent shall no longer be included in Licensed Patents; and (b) if NEWLINK disputes its obligation to pay any out-of-pocket patent fees and expenses invoiced by CIHS pursuant to Section 3.1, then the Parties shall for thirty (30) days in good faith attempt to resolve the dispute, provided that NEWLINK shall not thereby be relieved of its obligations to make timely payment of any and all undisputed amounts when due to CIHS.

3.2          Royalties.  Subject to the terms and conditions of this Agreement, commencing on the Effective Date of this Agreement, NEWLINK shall pay CIHS royalties on Net Sales of Licensed Products by NEWLINK, its Affiliates and Sublicensees on a country-by-country and Licensed Product-by-Licensed Product basis as follows:

(a)           In countries where the manufacture, use, sale, offer for sale, or import of Licensed Products would, but for the grant of the license under the Agreement, infringe a Valid Claim of the Licensed Patents, NEWLINK shall pay to CIHS a royalty on Net Sales of Licensed Products in such countries at a rate equal to [*] of annual Net Sales of Licensed Products.  In the event that the manufacture, sale or use of any Licensed Product is not covered by a Valid Claim within the Licensed Patents in a country, then NEWLINK shall pay to CIHS a royalty with respect to Net Sales in such country of such Licensed Products by NEWLINK, its Affiliates and Sublicensees at a rate equal to [*].

(b)           The royalty obligations of NEWLINK shall expire on a country-by-country and Licensed Product-by-Licensed Product basis upon the later of (i) the expiration of the last to expire Valid Claim within the Licensed Patents covering the Licensed Product in a country (such expiration to occur only after expiration of extensions of any nature to such patents which may be obtained under applicable statutes or regulations in the respective countries of the Territory, such as the Drug Price Competition and Patent Term Restoration Act of 1984 in the U.S.A., and similar patent extension laws in other countries), or (ii) until [*] following the first commercial sale of a Licensed Product in a country.  Following expiration of the royalty obligations for each Licensed Product in each country, NEWLINK shall retain a fully-paid, [*] license under the Licensed Technology to make, have made, use, sell, offer for sale, and import such Licensed Products in such country.

(c)     Combination Products.  Sales of any products that contain one or more Licensed Products and one or more Active Component(s) that is not a Licensed Product (“Combination Product”) shall be determined as follows.  Net Sales shall first be calculated in accordance with the definition of Net Sales set forth in Section 1.10, and then multiplied by the fraction, A/A + B, where A is the invoiced sales price charged for the Licensed Products included in such Combination Product and B is the invoiced sales price charged for the other Active Component(s) included in the Combination Product.  If there are no separate sales of such Active Component(s), Net Sales of the Combination Product shall first be determined in accordance with the definition of Net Sales set forth in Section 1.10, and then multiplied by a fraction, A/C, where A shall be the invoiced sales price of the Licensed Products included in such Combination Product and C shall be the invoiced sales price of the Combination Products.  If neither the Licensed

Product nor the other Active Component(s) included in such Combination Product are sold separately, then Net Sales of the Combination Product shall be first determined in accordance with the definition of Net Sales set forth in Section 1.10, as adjusted by a mechanism to be agreed upon by the Parties in good faith based upon the respective fair market values of such Licensed Product and such Active Component(s).  The cost in each case shall be determined in accordance with generally accepted accounting principles of the United States.

(d)           Notwithstanding the foregoing, in no event shall the royalties owed to CIHS on a given Licensed Product under Section 3.2(a) be less than [*] of Net Sales (as defined in Section 1.10) in the case of Licensed Products covered by a Valid Claim, or less than [*] of Net Sales (as defined in Section 1.10) in the case of Licensed Products not covered by a Valid Claim.

3.3          Minimum Royalties.  Following the First Commercial Launch of Licensed Product, NEWLINK shall pay to CIHS a minimum annual royalty as follows: Prior to December 31 of the calendar year in which the first Licensed Product is Commercially Launched, NEWLINK shall pay to CIHS [*] (“Initial Payment”).  A second payment of [*] shall be due on the first anniversary of the Initial Payment.  Prior to each of the second and third anniversaries of the Initial Payment, NEWLINK shall pay CIHS [*], and prior to the fourth and fifth anniversaries of the Initial Payment, NEWLINK shall pay CIHS [*].  Any royalties resulting from Net Sales of Licensed Products in a given year may be credited against the minimum royalty due for that year.  For purposes of this Section 3.3, “First Commercial Launch” or “Commercially Launched” shall mean, with respect to each Licensed Product in each country, the first bona fide commercial sale of a Licensed Product in a country by or under authority of NewLink, its Affiliates or Sublicensees, including without limitation, any offer for sale or sale made by NewLink, its Affiliates or Sublicensees to a Third Party pursuant to a written agreement.

3.4          Sublicensing Fee.  In addition to the amounts owed by NewLink to CIHS pursuant to Section 3.0, 3.1, 3.2, and 3.3 above, if NEWLINK grants a sublicense of its rights hereunder to a Third Party, NEWLINK agrees to pay to CIHS a sublicensing fee of [*] of any [*] and other consideration (other than [*] or [*] on [*], and [*] within [*] of [*]) (collectively, the “Sublicensing Fee”) received by NEWLINK from each Sublicensee in consideration for the grant of a sublicense of the Licensed Patents or development of a Licensed Product.

3.5          Third Party Royalties.  NEWLINK shall be responsible for all Third Party payments and/or licenses of Third Party technology necessary to practice the Licensed Patents and Licensed Technology to make, use or sell Licensed Products (“Necessary Rights”).  In the event that NEWLINK pays royalties to Third Parties pursuant to a written agreement under which it obtains Necessary Rights for a particular Licensed Product in a particular country(ies) (each a “Third Party Agreement”), NEWLINK may offset, on a Licensed Product-by-Licensed Product and country-by-country basis, up to [*] of the royalties due under such Third Party Agreements against royalties which are due CIHS hereunder for such Licensed Product in such country(ies), in each case, in such calendar year.  Notwithstanding the foregoing, the royalty due to CIHS as set forth in Section 3.2 in each calendar quarter for any Licensed Product shall not be reduced to less than [*] of that (or, i.e., [*] of Net Sales for Licensed Products covered by a Valid Claim in such country, and [*] of Net Sales for Licensed Products not covered by a Valid Claim in such country).

3.6          Schedule and Form of Payment/Taxes.

(a)           Following the first commercial sale of a Licensed Product, NEWLINK shall make quarterly written reports to CIHS within thirty (30) days after the end of each calendar quarter, stating in each such report the aggregate Net Sales of Products sold by NEWLINK, its Affiliates and Sublicensees during the calendar quarter.  Simultaneously with the delivery of each such report, NEWLINK shall pay to CIHS the total royalties, if any, due to CIHS for the period of such report.  If no royalties are due, NEWLINK shall so report.  Neither Party shall provide to Third Parties any information contained in reports provided to such Party pursuant to this Section 3.6, except as required by a Party’s agreements with its licensors.

(b)           All amounts payable to CIHS hereunder shall be payable in United States dollars.  All amounts payable to CIHS hereunder shall be payable in United States dollars in Iowa, or at such other place as CIHS may reasonably designate, provided, however, that if the law of any foreign country prevents any payment payable to CIHS hereunder to be made in Iowa, or otherwise designated by CIHS or prevents any such payment to be made in United States dollars, CIHS agrees to accept such royalty in form and place as permitted, including deposits by NEWLINK in the applicable foreign currency in a local bank or banks in such country designated by NEWLINK.  If any currency conversion is required in connection with any payments to CIHS hereunder, such conversion shall be made at the buying rate for the transfer of such other currency as quoted by CITICORP BANK (NEW YORK) on the last business day of the applicable accounting period, in the case of any payment payable with respect to a specified accounting period, or in the case of any other payment, the last business day prior to the date of such payment.  All such payments shall be paid in United States dollars, originated from a United States bank located in the United States and made by bank wire transfer in immediately available funds to such account as the receiving party shall designate.

(c)           Where required to do so by applicable law or treaty, NEWLINK shall withhold taxes required to be paid to a taxing authority on account of such income to CIHS, and NEWLINK shall furnish CIHS with satisfactory evidence of such withholding and payment in order to permit CIHS to obtain a tax credit or other relief as may be available under the applicable law or treaty.

(d)           Any amounts payable to CIHS hereunder that are not paid on the date such payments are due under this Agreement shall accrue interest from the due date until paid, at a rate equal to [*] per month (or the maximum allowed by law, if less).  Said interest and the payment and acceptance thereof shall not negate or waive the right of CIHS to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment.

3.7                               Records.  NEWLINK shall maintain complete and accurate records showing gross sales, deductions and other relevant information sufficient to enable accurate calculation of royalties on a country-by-country and Licensed Product-by-Licensed Product basis and other fees payable hereunder by NEWLINK to CIHS.  NEWLINK shall, at CIHS’s request and expense, provide certified statements from NEWLINK’s auditors, concerning royalties and other fees due pursuant to this Agreement.  Once a calendar year, CIHS shall have the right to select a certified public accountant to inspect, on reasonable notice and during regular business hours, the records of NEWLINK to verify NEWLINK’s statements and royalty payments due pursuant to this Agreement.  Inspections conducted under this Section 3.7 shall be at CIHS’s expense, provided, if such an audit correctly uncovers a deficiency in payment of royalties payable by NEWLINK hereunder, NEWLINK shall immediately pay to CIHS such deficient amount, and if the amount of any such deficiency is greater than five percent (5%) of the total amount due during the audited period, NEWLINK shall bear the reasonable out of pocket expenses of such accounting firm to conduct such audit.  Records shall be preserved by NEWLINK for five (5) years for inspection by CIHS.

4.                                      PROSECUTION AND MAINTENANCE OF LICENSED PATENTS

4.0                               Prosecution.  CIHS shall, using patent counsel of its choice, have the initial right to control the preparing, filing, prosecuting and maintaining patent applications and patents within the Licensed Patents.  CIHS shall provide NEWLINK a reasonable opportunity to review and comment upon all such filings prior to their submission to patent authorities.  If CIHS elects not to pursue any patent application or patent within the Licensed Patents, CIHS shall notify NEWLINK reasonably in advance of any filing deadline or material date and NEWLINK shall have the right, but not the obligation, to assume control of the preparation, filing, protection and maintenance of such patent or patent application, at its expense.

4.1                               Payment of Costs.  NEWLINK shall pay all costs incurred in connection with preparing, filing, prosecuting and maintaining patent applications and patents within the Licensed Patents that accrue on or after January 1, 2000.  In the event that NEWLINK decides not to continue to pay costs related to a particular patent/patent application within the Licensed Patents in a particular country, NEWLINK shall timely notify CIHS in writing thereof, and concurrent with such notice, NEWLINK’s rights under this Agreement to practice the inventions under such patent/patent application within the Licensed Patents in such country shall immediately terminate.

4.2                               Patent Enforcement.

(a)                                  Each Party shall notify the other Party in writing of any alleged or threatened infringement of Licensed Patents of which it becomes aware and which may adversely impact the rights of the Parties hereunder.

(b)                                  NEWLINK shall have the first right, but not the obligation, to prosecute any infringement of the Licensed Patents or defend any declaratory judgment with respect to the

Licensed Patents.  If NEWLINK elects to commence an action described above, CIHS may, to the extent permitted by law, elect to join as a party to the action.  Any recovery obtained in such an action shall be used first to reimburse costs of NEWLINK, then CIHS, in prosecuting such action (including reasonable attorney’s fees).  Any remainder of the recovery shall be distributed as follows: [*].  CIHS shall have the right, but not the obligation, to prosecute any such infringement of the Licensed Patents if NEWLINK does not elect to do so within one hundred eighty (180) days after the Parties become aware of allegedly infringing activities.  Any recovery obtained in such an action brought by CIHS under the preceding sentence shall be used first to reimburse costs of CIHS, then NEWLINK, in prosecuting such action (including reasonable attorney’s fees).  Any remainder of the recovery shall be distributed as follows: [*].

4.3                               Control of Third Party Enforcement Actions.  During the term of this Agreement, either Party that brings an action to enforce the Licensed Patent shall prosecute such action, at its own expense, utilizing counsel of its choice, subject to reimbursement of costs pursuant to Section 4.2(b).  No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into without the written consent of the other Party, which consent shall not unreasonably be withheld.

4.4                               Cooperation.  In any suit to enforce and/or defend the Licensed Patent pursuant to this Agreement, the Party not in control of such suit shall, at the request and expense of the controlling Party, cooperate in all respects and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.  Any out-of-pocket costs incurred by the Party not in control of such suit shall be promptly reimbursed by the Party controlling such suit, subject to reimbursement pursuant to Section 4.2(b).

4.5                               Activities for Licensed Products Infringing Rights of Third Parties.  Each Party shall promptly notify the other if any legal proceedings are commenced or threatened against either Party alleging that the manufacture, use, sale or possession of the Licensed Product infringes a Third Party’s patent or other intellectual property rights.  In such event, the Parties shall meet to discuss the course of action to be taken with respect to an enforcement action with respect to such infringement or misappropriation.

5.                                      MARKINGS

5.1                               Product Markings.  NEWLINK shall mark all Licensed Products (or their containers or labels) made, sold, or otherwise disposed of by NEWLINK, its Affiliates or Sublicensees, under the license granted in this Agreement, in accordance with all applicable United States and foreign statutes pertaining to the marking of products with patent pending, patent number(s), copyrights, or other intellectual property notices and legends required to maintain the intellectual property rights licensed in this Agreement.

6.                                      CONFIDENTIALITY

6.0                               Confidential Information.  Except as expressly provided herein, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party shall not publish or otherwise disclose and shall not use for any purpose any Confidential Information furnished to it by the other Party hereto pursuant to this Agreement.  For purposes of this Agreement, “Confidential Information” shall mean all nonpublic technical and/or business information (whether patentable or copyrightable), including without limitation, inventions, unpublished and draft patent applications and any information contained therein, formulae, trade secrets, processes, laboratory notebooks, reports, technical data and technology, that is owned or possessed by the disclosing Party and furnished or otherwise made available to the receiving Party either (a) between January 1, 1999 and the Effective Date (“Pre-Agreement Period”) or (b) after the Effective Date, provided that such information is either (i) disclosed in writing and marked “Confidential,” or in a similar manner, to indicate its confidential nature, or (ii) if disclosed orally, is confirmed in writing as confidential within forty-five (45) days following such disclosure.  Notwithstanding the foregoing, the Parties understand and agree that the marking and reduction to writing requirements of subsections (i) and (ii) above shall not apply to Confidential Information disclosed during the Pre-Agreement Period.

6.1                               Confidential Information Exclusions.  Notwithstanding the provisions of Section 6.0, the obligation of confidentiality shall not apply to information that the receiving Party can demonstrate:

(a)                                  is now in the public domain or which becomes generally available to the public through no fault of the receiving Party; or

(b)                                  is already known to, or in the possession of, the receiving Party prior to disclosure by the disclosing party as can be demonstrated by documentary evidence; or

(c)                                  is disclosed on a non-confidential basis from a Third Party having the right to make such a disclosure; or

(d)                                  is independently developed by the receiving Party (without the use of any Confidential Information) as can be demonstrated by competent documentary evidence.

6.2                               Permitted Usage.  Notwithstanding the provisions of Section 6.0 above, the receiving Party may use or disclose Confidential Information of the disclosing Party to the extent necessary to exercise the rights granted to it hereunder (provided it uses reasonable efforts to protect such information commensurate with the efforts used to protect its own information) in prosecuting or defending litigation, complying with applicable governmental regulations and/or submitting information to tax or other governmental authorities; provided that if the receiving Party is required by law to make any public disclosures of Confidential Information of the disclosing Party, to the extent it may legally do so, it will give reasonable advance notice to the disclosing Party of such disclosure and will use its reasonable efforts to secure confidential treatment of Confidential Information prior to its disclosure (whether through protective orders or otherwise).

7.                                      WARRANTIES AND INDEMNITIES

7.0                               Representations and Warranties.

(a)                                  NEWLINK hereby represents and warrants that (i) it has the authority and right to enter into and perform this Agreement, and has taken all necessary corporate or other action and obtained all necessary approvals to do so, and (ii) its execution, delivery and performance of this Agreement does not and will not conflict with any other agreement to which it is or becomes a party or by which it is or becomes bound.

(b)                                  CIHS hereby represents and warrants that to the best of its knowledge as of the Effective Date, all rights, interest, and title in and to the Invention has been properly assigned by all inventors thereof to HGTRI.

7.1                               CIHS MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND EXPRESS OR IMPLIED.  THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT USE OF A LICENSED PRODUCT OR A PRODUCT MADE USING A LICENSED PROCESS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES.

7.2                               Indemnities.

(a)                                  NEWLINK agrees to indemnify, hold harmless and defend CIHS, HGTRI, and their respective trustees, officers, employees, students, and agents from and against all losses, liabilities, damages, costs and expenses (including without limitation, reasonable attorney’s fees and other expenses of litigation) (“Liabilities”) arising from any claims, demands, actions or other proceedings (“Claims”) by any and all Third Parties for [*] arising out of (i) [*], under this Agreement and (ii) [*]; provided however, that NEWLINK shall not be obligated to indemnify, hold harmless and defend CIHS, HGTRI, and their respective trustees, officers, employees, students, and agents from and against any Liabilities arising from any Claims arising out of the [*] of CIHS, HGTRI, and their respective trustees, officers, employees, students, and agents.

(b)                                  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHATSOEVER, WHETHER GROUNDED IN TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, CONTRACT OR OTHERWISE.  CIHS SHALL NOT HAVE [*] WITH RESPECT TO LICENSED PRODUCT(S).

(c)                                  NEWLINK shall at all times comply, through insurance or self-insurance, with all statutory workers’ compensation and employers’ liability requirements covering any and all employees with respect to activities performed under this Agreement.

7.3                               Insurance.  In addition to the foregoing, NEWLINK shall maintain during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the indemnity granted in Section 7.2.  NEWLINK shall maintain an insurance policy that provides minimum limits of liability as follows: beginning on the Effective Date to the commencement of the first clinical trial of any Licensed Product, the minimum limit shall be two million dollars ($2,000,000); beginning on the commencement of the first clinical trial of any Licensed Product to the commencement of the first Phase III clinical trial of any Licensed Product, the minimum limit shall increase to ten million dollars ($10,000,000); and beginning on the first Phase III clinical trial of any Licensed Product to the termination or expiration of this Agreement, the minimum limit shall increase to twenty million dollars ($20,000,000).  Such insurance shall include CIHS, HGTRI, and their respective trustees, officers, employees, students, and agents as additional insureds.  Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and should be placed with carriers with ratings of at least A- as rated by A.M. Best.  Within fifteen (15) days of the Effective Date of this Agreement, NEWLINK shall furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements and requiring thirty (30) days prior notice of cancellation or material change to CIHS.  NEWLINK shall advise CIHS, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limit set forth above.  All such insurance of NEWLINK shall be primary coverage.

8.                                      TERM AND TERMINATION

8.0                               Term.  Unless previously terminated as herein provided, the term of this Agreement shall commence upon the Effective Date and expire on the date when NEWLINK has no further royalty obligations hereunder.

8.1                               Termination.

(a)                                  This Agreement may be terminated prior to its expiration under Section 8.0 under the following circumstances:

(i)                 If a Party commits material breach of this Agreement, the non-breaching Party at its option, may terminate this Agreement by giving the breaching Party written notice of its election to terminate as of a stated date, not less than forty-five (45) days from the date of the notice.  Such notice shall state the nature of the defaults claimed by the non-breaching Party.  The breaching Party may, during such forty-five (45) day period, or such longer period as may be specified in such notice, correct any default stated in such notice and if such default is corrected, this Agreement shall continue in full fame and effect as if such notice had not been given.

(ii)             This Agreement may be terminated by NEWLINK, at will, at any time upon not less than sixty (60) days prior written notice to CIHS.

(b)                                  NEWLINK may terminate its license with respect to a specific patent or patent application within the Licensed Patents, at will, at any time upon not less than ninety (90) days prior written notice to CIHS.  In such event, the specified patent application or patent shall no longer be a Licensed Patent and NEWLINK shall retain an exclusive license to the remaining patents and patent applications within the Licensed Patents.

8.2                               Effect of Termination.

(a)                                  Accrued Obligations.  Termination of this Agreement for any reason shall not release either Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

(b)                                  Termination of Agreement.  In the event of any early termination of this Agreement, whether by CIHS pursuant to Section 2.4(a) due to NEWLINK’s failure to meet one or more of its diligence obligations, or by CIHS pursuant to Section 8.1(a)(i) due to NEWLINK’s material breach, or by NEWLINK pursuant to Section 8.1(a)(ii), in each case:

(i)                 NEWLINK, its Affiliates and Sublicensees shall immediately cease all development and commercialization of Licensed Products, and all practice or use of the Licensed Patents and Licensed Technology; provided, however, that NEWLINK, its Affiliates, Sublicensees and distributors shall have the right to sell or otherwise distribute Licensed Products in their inventories or otherwise in their control as of such termination of this Agreement for a period not to exceed three (3) months from such termination.

(ii)             NEWLINK shall return, or destroy, at CIHS’s option, all Confidential Information of CIHS, including any copies of any Licensed Technology.

(c)                                  Termination of a patent within the Licensed Patents.  In the event of any early termination of NEWLINK’s license to a particular patent and/or patent application within the Licensed Patents, whether by NEWLINK pursuant to Section 8.1(b), or by CIHS pursuant to Section 4.1, in each case:

(i)                 NEWLINK, its Affiliates and Sublicensees shall immediately cease all development and commercialization of Licensed Products relating to such patent or patent application, and all practice or use of such patent or patent application; provided, however, that NEWLINK, its Affiliates, Sublicensees and distributors shall have the right to sell or otherwise distribute Licensed Products relating to such patent or patent application that is in their inventories or otherwise in their control as of such termination of this Agreement for a period not to exceed three (3) months from such termination.

(ii)             NEWLINK shall return, or destroy, at CIHS’s option, all Confidential Information of CIHS, including any copies of any Licensed Technology relating to such patent or patent application, unless such Confidential Information or Licensed Technology also relates to patents or patent applications with respect to which NEWLINK still retains a license under this Agreement.

(d)                                  Termination of a field within the Field.  In the event of any termination of NEWLINK’s license to a particular field within the Field, by CIHS pursuant to Section 2.4(b):

(i)                 NEWLINK, its Affiliates and Sublicensees shall immediately cease all development and commercialization of Licensed Products in such field, and all practice or use of Licensed Patents and Licensed Technology in such field; provided, however, that NEWLINK, its Affiliates, Sublicensees and distributors shall have the right to sell or otherwise distribute Licensed Products in such field that is in their inventories or otherwise in their control as of such termination of this Agreement for a period not to exceed three (3) months from such termination.

(ii)             NEWLINK shall return, or destroy, at CIHS’s option, all Confidential Information of CIHS, including any copies of any Licensed Technology relating to field, unless such Confidential Information or Licensed Technology also relates to Licensed Patents, Licensed Technology or Licensed Products in a field with respect to which NEWLINK retains a license under this Agreement.

8.3                               Survival.  Articles 1, 5, 6, and 9, and Sections 2.5(b), 3.2-3.7, 4.5, 7.1, 7.2, 8.2 and 8.3 of this Agreement shall survive expiration or termination of this Agreement.

9.                                      MISCELLANEOUS

9.0                               Notices.  All notices, requests and other communications hereunder shall be in writing and shall be personally delivered, sent by courier, sent by registered or certified mail, return receipt requested, postage prepaid, or sent via facsimile in each case to the respective address specified below, or such other address as may be specified in writing to the other Party hereto:

CIHS:	Central Iowa Health System
1200 Pleasant Street
Des Moines, Iowa 50309
Attn: President
Fax: 515-241-5994

with copies to:	Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Attn: Kenneth A. Clark, Esq.
Fax: (650) 493-6811

Iowa Health System
1200 Pleasant Street
Des Moines, Iowa 50309
Attn: General Counsel
Fax: 515-241-4656

NEWLINK:	NEWLINK Genetics Corporation
2901 S. Loop Drive
Ames, Iowa 50010
Attn: Chairman

Fax: 515-296-5557

with a copy to:	Cooley Godward, L.L.P.
380 Interlocken Crescent
Suite 900
Broomfield, CO 80021-8023
Attn: James C. Linfield, Esq.
Fax: (650) 493-6811

Any such notice mailed by registered or certified mail or air express shall be deemed to have been given when mailed, as evidenced by the date on the receipt retained by the sender.  Either Party may change the address to which notices to it are to be given by notice as provided herein.

9.1                               Force Majeure.  Neither Party to this Agreement shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, civil unrest, or intervention of any governmental authority, provided that the affected Party shall use reasonable efforts to remedy any such delay or failure.

9.2                               Assignments.  Except as provided in this Section 9.2, this Agreement may not be assigned by NEWLINK without the written prior consent of CIHS, which consent shall not be unreasonably withheld, provided that NEWLINK may assign this Agreement without CIHS’ prior consent to an Affiliate or in connection with the sale or transfer of all or substantially all the assets of NEWLINK relating to the Agreement.  CIHS may assign this Agreement at its discretion.

9.3                               Injunctive Relief.  The Parties acknowledges that the terms hereunder are necessary and reasonable to protect the Parties, and expressly agree that monetary damages may not be a sufficient remedy for any breach of this Agreement, and therefore the breaching Party will not oppose the non-breaching Party’s requests for injunctive relief as a remedy for any such breach.  In addition, the Parties agrees that they shall be entitled to seek temporary and permanent injunctive relief against any threatened violation of the terms of this Agreement or the continuation of any such violation in any court of competent jurisdiction, without the necessity of proving actual damages or the posting of any bond.  For avoidance of doubt, any such equitable remedies shall be cumulative and not exclusive and are in addition to any other remedies, which either Party may have under this Agreement or applicable law.

9.4                               Severability.  In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision.  In such event, the parties shall in good faith negotiate an amendment providing a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties in entering this Agreement.

9.5                               Waivers and Modifications.  The failure of any Party to insist on the performance of any obligation hereunder shall not act as a waiver of such obligation.  No waiver, modification, release, or amendment of any obligation under this Agreement shall be valid or effective unless in writing and signed by both Parties hereto.

9.6                               Successors in Interest.  This Agreement shall inure to the benefit of and be binding on the Parties’ permitted assigns, successors in interest, and subsidiaries.

9.7                               Independent Contractors.  The Parties hereto agree that each is acting as an independent contractor and not as an agent of the other or as joint venturers.

9.8                               Choice of Law and Jurisdiction.  This Agreement is subject to and shall be construed and enforced in accordance with the laws of the U.S.A. and the State of Iowa.

9.9                               Entire Agreement.  This Agreement together with the Exhibits attached hereto, constitute the entire agreement between the Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement.

9.10                        Headings.  The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

9.11                        Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the Effective Date.

NEWLINK GENETICS CORPORATION		CENTRAL IOWA HEALTH SYSTEM

By:	/s/	By:	/s/

Title:	Chairman	Title:	President

Country	Reference	Type	Filed	Serial #	Issued	Patent#	Status

[*]
[*]
[*]
[*]
[*]
[*]
[*]

[*]
[*]
[*]
[*]
[*]
[*]

[*]
[*]
[*]

[*]
[*]
[*]
[*]

[*]
[*]
[*]

[*]
[*]
[*]
[*]
[*]

[*]
[*]
[*]
[*]

[*]
[*]
[*]
[*]

[*]
[*]
[*]
[*]

[*]
[*]
[*]
[*]

[*]
[*]
[*]

[*]
[*]
[*]

[*]
[*]
[*]
[*]
[*]
[*]

Inventions and know how

1.              [*]

2.              [*]

3.              [*]

4.              [*]

5.              [*]

EXHIBIT “C”

Stock Purchase Agreement with the Stoddard Cancer Research Institute

NEWLINK GENETICS CORPORATION

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made this 2nd day of August, 2001, between Newlink Genetics Corporation, a Delaware corporation (the “Company”), and Stoddard Cancer Research Institute, a d.b.a. of Central Iowa Health System, an Iowa non-profit corporation, (the “Purchaser”).

1.                                       Sale of Stock.  The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase an aggregate of [*] shares of the Company’s Common Stock (the “Shares”).

2.                                       Payment of Purchase Price.  The purchase price for the Shares shall be deemed paid by Purchaser’s grant of licenses to the Company pursuant to Section 2.0 of the License Agreement dated August 2, 2001 between Purchaser and the Company.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser as follows:

(a)          Organization and Standing.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.  The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.  The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified will have a material adverse affect on the Company’s business.

(b)         Corporate Power; Authorization.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to issue the Common Stock sold under this Agreement.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the performance of all of the Company’s obligations under this Agreement has been taken.  The Shares, when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable.

(c)          Capitalization.  The authorized capital stock of the Company consists or will, upon the execution of the Agreement, consist of 12,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock, 1,600,000 of which is designated Series A Preferred Stock.  Immediately prior to the execution of this Agreement, 5,198,200 shares of Common Stock and 420,000 shares of Series A Preferred Stock will be issued and outstanding.  No other shares of capital stock will be outstanding.  All of the issued and outstanding shares of Common Stock and Series A Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws.  Except for (i) the conversion privileges of the Series A Preferred Stock, (ii) 188,000 shares of Common Stock subject to issued options issued under the Company’s 2000 Equity Incentive Plan, and (iii) 1,500,000 shares of Common Stock reserved for future issuance pursuant to the Company’s Equity Incentive Plan and (iv) the rights provided in the Company’s Investors’ Rights Agreement, there are no other outstanding shares of capital stock or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock.

4.                                       Representations and Warranties of the Purchaser.  Purchaser represents and warrants to the Company as follows:

(a)          Restricted Securities.  Purchaser is aware that the Shares to be issued to Purchaser by the Company pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Act”), and that the Shares are deemed to constitute “restricted securities” under Rule 144 promulgated under the Act.

(b)         Accredited Investor.  Purchaser is an accredited investor within the meaning of Regulation D prescribed by the Securities and Exchange Commission pursuant to the Act.

(c)          Investment Experience.  By virtue of such Purchaser’s experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, Purchaser has sufficient knowledge and experience in business and financial matters to evaluate the Company, its proposed activities and is capable of evaluating the merits and risks of such Purchaser’s investment in the Company, Purchaser has the capacity to protect such Purchaser’s own interests in connection with the purchaser of the Shares by virtue of the business or financial expertise of any professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.  Purchaser has the ability to accept the high risk and lack of liquidity inherent in this type of investment.

(d)         Investment Intent. Purchaser is acquiring the Securities for investment for such Purchaser’s own account and not with a view to, or for resale in connection with, any distribution thereof.  Purchaser understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(e)          Rule 144.  Purchaser understands that the exemption from registration under Rule 144 will not be available for at least two years from the date of receipt of the Shares unless at least one year from the date of receipt (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions and that after ninety days after the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Shares may be resold by persons other than affiliates in reliance on Rule 144 without compliance with paragraphs (c), (d), (e) and (h) thereof, and by affiliates without compliance with paragraph (d) thereof.

(f)            Knowledge of Company, Company Information.  Purchaser is familiar with the Company, the nature of its business, its financial prospects and the merits and risks of an investment in the Company, and has the capacity to protect its own interests.  Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company.  Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

2

(g)         Additional Capital.  Purchaser understands that the Company may need to raise additional financing to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary business or technologies or take advantage of unanticipated opportunities.  Purchaser understands that the Company may need to raise additional funds by selling debt or equity securities, by entering into strategic relationships or through other arrangements.  Purchaser understands that such financing may be dilutive to existing stockholders.

5.                                       [*].

(a)          [*]  The Company hereby [*], on the terms set forth in this Section 5, [*] to [*] or [*] of [*] of the [*] which the [*] to [*] to [*] and [*].  The Purchaser may [*] on the [*] and [*] the [*] to [*].  For the purposes of [*] of the [*] is a [*] the [*] is the [*] of [*] and the [*] is the [*] of the [*] of [*] of or [*] of, as the case may be, [*] or [*] to the [*] of the [*].

(b)         [*] of the [*] or [*] and [*] or [*] to [*] and [*] of [*] or [*] into [*] that [*] does [*] to a [*] or [*] or [*] to [*] or [*] of the [*] to [*] or [*] by the [*] of the [*] to [*] to [*] by the [*] of the [*] or [*] or [*] or [*] from [*] or [*] or [*] by the [*] of the [*] of [*] in [*] with [*] or [*] by the [*] and [*] the [*] and other [*] or [*] or [*] or [*].

(c)          [*]  In the event [*] to [*] of [*], it [*] to the [*] of its [*] the [*] of [*] the [*] the [*] to [*] the [*] the [*] of the [*] and [*] to the [*] of [*] of [*] to [*].  The [*] from the [*] of the [*] to [*] of [*] of the [*] for the [*] and [*] the [*] in the [*] to the [*] the [*] of [*] to be [*] and [*] for [*] to the [*] if [*] or in [*] the [*] of the [*] in the [*]

(d)         [*]  The [*] be [*] the [*] to [*] any [*] or [*] of [*] to any [*] or [*] or [*] of the [*].

(e)          [*]  The [*] under this Section 5 [*] the [*] of the [*] to [*] by the [*]

6.                                       [*]

(a)          [*]  If the [*] to [*] of [*] for [*] or [*] of [*] other [*] to [*] or [*] to [*] to [*] or [*] on [*] or [*] the [*] to be [*] the [* ]of the [*] the [*] the [*] and [*] and [*] the [*] of [*] in [*] the [*] of [*] the [*] in [*].

(b)         [*]  If the [*] for [*] the ]*] is for [*] the [*] to [*] be [*] the [*] in[*] and the [*] of [*] in the [*] to [*] in [*] with the [*] or [*] by the [*].  Notwithstanding any other provision of this Section, if the [*] that [*] on the [*] of [*] to be [*] and [*] may [*] of the [*] with the [*] that may be [*] in the [*] and [*] the [*] and all other [*] to have [*] in [*] in [*] as nearly as [*], to the [*] of [*] which they [*] to be [*] in [*].

(c)          [*] of the [*] of [*] for the [*] shall be [*] by the [*] to the [*] of [*] and [*] of the [*] in the [*] by [*] which [*] by the [*] and [*] on the [*] of the [*].

(d)         [*]  The [*] under this Section 6 [*] to a [*] of [*] to [*] or [*]. ‘

(e)          [*]  The [*] under this Section 6 [*] as to the [*] or a [*] when [*] is [*] under this Agreement [*] in [*]

3

7.                                       Financial Information.  The Company will provide the Purchaser with reports and provide access for Purchaser as set forth below.

(a)          As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and unaudited consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year (or, at the election of the Company, setting forth in comparative form the budgeted figures for the fiscal year then reported), all in reasonable detail.

(b)         As soon as practicable after the end of each quarter, and in any event within sixty (60) days after each quarterly accounting period, an unaudited quarterly report including a balance sheet, profit and loss statement and cash flow analysis (prepared in accordance with generally accepted accounting principles other than for accompanying notes and subject to changes resulting from year-end audit adjustments).

(c)          The Company shall permit each Purchaser, at such Purchaser’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor.

(d)         Anything in Section 7(c) to the contrary notwithstanding, the Purchaser or transferee of the Purchaser by reason of this Agreement shall not have access to any trade secrets or classified information of the Company.  The Purchaser hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to Section 7(c) and any transferee of must agree, in writing, to the same.  The Company shall not be required to comply with this Section 7(c)in respect of the Purchaser or transferee of the Purchaser whom the Company reasonably determines to be a competitor or an officer, employee, director or greater than 5% shareholder of a competitor or to the extent compliance would result in disclosure of trade secrets.

(e)          Termination of Covenants.  The covenants set forth in this Section 7 shall terminate and be of no further force or effect upon the closing of the Company’s initial underwritten public offering pursuant to an effective registration statement filed by the Company under the Act.

8.                                       Legends.  The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends (in addition to any legend required under applicable state securities laws):

(a)                                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY

4

TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b)                                 THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS PURSUANT TO THE COMPANY’S BYLAWS.  SUCH BYLAW, AMONG OTHER THINGS, RESTRICTS CERTAIN RIGHTS WITH RESPECT TO THE SALE AND TRANSFER OF THE SHARES AND OTHERWISE ENCUMBERS THE SHARES REPRESENTED HEREBY. COPIES OF THE BYLAWS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(c)                                  Any legend required to be placed thereon by the Delaware Commissioner of Corporations or any other applicable state securities laws.

9.                                       Restrictions on Transfer.

(a)          Without in any way limiting the foregoing, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion of the Shares which Purchaser is being issued unless and until:  (i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Shares under the Act. In addition, Purchaser agrees that any such disposition shall be made in accordance with the provisions of the Company’s Bylaws, provided however that the Company hereby waives any right of first refusal pursuant to Article XIV of the Company’s Bylaws with respect to any transfer of the Shares by Purchaser to any parent corporation or entity, subsidiary or affiliate of Purchaser.

(b)         The Company shall not be required (i) to transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in the Section 9(a) or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

(c)          Purchaser hereby agrees that for a period of not less than 180 days following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on its behalf in an underwritten public offering, Purchaser shall not, to the extent requested by the Company or any underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by Purchaser at any time during such period except Common Stock included in such registration.

(d)         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Stock held by Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

5

10.                                 Adjustment for Stock Split.  All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

11.                                 Tax Consequences.  The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

12.                                 General Provisions.

(a)          This Agreement shall be governed by the laws of the State of Delaware.  This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser and may only be modified, amended or waived in writing signed by both parties.

(b)         Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

(c)          Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties, hereto.

(d)         Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(e)          The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

6

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

COMPANY	PURCHASER

NEWLINK GENETICS CORPORATION	STODDARD CANCER RESEARCH INST.
a Delaware corporation	a d.b.a. of Central Iowa Health System

/s/Charles Link, Jr.	/s/ Eric Crowell
(Signature)	(Signature)

Charles Link, Jr.	Eric Crowell
(Print Name)	(Print Name)

Chairman	President
(Title)	(Include Title if signing on behalf of an entity)

2901 S. Loop Drive	1200 Pleasant St.
(Address)	(Address)

Ames, IA 50010	Des Moines, IA 50309
(City, State Zip)	(City, State Zip)

7